 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 26, 2015

ESSENDANT INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2015, Essendant Inc. (the "Company") and its subsidiaries Essendant Co. ("ECO"), Essendant Financial Services LLC (“EFS") and Essendant Receivables LLC ("ESR") entered into a Third Omnibus Amendment to Transaction Documents (the “Omnibus Amendment”) with The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch ("BTMU") and PNC Bank, National Association (“PNC Bank”). The Omnibus Agreement amended the Company's accounts receivable securitization program (the "Program"). Under the Program, one or more investors (the "Investors") provide financing to ESR that ESR then uses to purchase accounts receivables originated by ECO. The financing provided by the Investors is secured by a security interest in ECO’s receivables purchased by ESR.

The Omnibus Amendment amended (i) the Receivables Sale Agreement, dated as of March 3, 2009, between ECO and EFS (as amended through the date hereof, the “Sale Agreement”); (ii) the Receivables Purchase Agreement, dated as of March 3, 2009, between EFS and ESR (as amended through the date hereof, the “Purchase Agreement”); (iii) the Amended and Restated Transfer and Administration Agreement, dated as of January 18, 2013, between ECO, ESR, EFS, PNC, and BTMU (as amended through the date hereof, the “Transfer Agreement” and, with the Sale Agreement and the Purchase Agreement, the "Transaction Documents"); and (iv) the Performance Guarantee, dated as of March 3, 2009, by the Company and ESR (as amended through the date hereof, the “Guarantee”).

The Omnibus Amendment amended the Transaction Documents and the Guarantee to reflect the following name changes, which occurred on June 1, 2015:

•	United Stationers Inc. changed its name to Essendant Inc.;
•	United Stationers Supply Co. changed its name to Essendant Co.;
•	United Stationers Financial Services LLC changed its name to Essendant Financial Services LLC; and
•	United Stationers Receivables, LLC changed its name to Essendant Receivables LLC.

On June 29, 2015, Lagasse, LLC, a subsidiary of the Company ("Lagasse"), merged into ECO (the "Merger"). Accounts receivable originated by Lagasse prior to the Merger are excluded from the Program. The Omnibus Amendment amended the Transaction Documents to also exclude "Excluded Receivables" from the Program. "Excluded Receivables" is defined in the Omnibus Amendment as "Any Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof) which, at the time of such Receivable’s origination, was processed on [the enterprise resource planning system previously used by Lagasse (the ‘Legacy System’)]." Essendant Management Services LLC, a subsidiary of the Company, expects to use the Legacy System in support of legacy Lagasse customers through the end of the first quarter of 2016.

This summary does not purport to be complete, and is qualified in its entirety by reference to the Omnibus Amendment, which is filed with this Form 8-K.

PNC Bank and Union Bank, N.A., a subsidiary of BTMU, are lenders under the Fourth Amended and Restated Five-Year Revolving Credit Agreement among ECO, as borrower, the Company, as a credit party, and JPMorgan Chase Bank, National Association, as Administrative Agent.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1

Third Omnibus Amendment to Transaction Documents, dated as of June 26, 2015, between Essendant Co., Essendant Receivables LLC, Essendant Financial Services LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ESSENDANT INC.
Date: July 2, 2015	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary